Exhibit 5.2

Fulbright & Jaworski l.l.p.

A Registered Limited Liability Partnership

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010-3095

www.fulbright.com

telephone:	(713) 651-5151	facsimile:	(713) 651-5246

December 13, 2010

Thermon Industries, Inc.

100 Thermon Drive

San Marcos, Texas 78666

Ladies and Gentlemen:

We have acted as local counsel to Thermon Industries, Inc., a Texas corporation (“Issuer”), Thermon Manufacturing Company, a Texas corporation (“TMC”), Thermon Heat Tracing Services, Inc., a Texas corporation (“THTS”), and Thermon Heat Tracing Services-I, Inc., a Texas corporation (“THTSI”, and collectively with TMC and THTS, the “Texas Subsidiaries”; and the Texas Subsidiaries together with the Issuer, collectively the “Texas Entities”), in connection with certain limited matters related to the proposed issuance by (a) Issuer of up to $210,000,000 aggregate principal amount of its 9.500% Senior Secured Notes due 2017 (the “New Notes”) and (b) the Texas Subsidiaries of their related guarantees of the New Notes (the “Guarantees”). The New Notes and the Guarantees will be issued pursuant to an Indenture dated as of April 30, 2010 (the “Base Indenture”), between Issuer, as successor by merger to Thermon Finance, Inc., a Texas corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), as supplemented by the Supplemental Indenture. Capitalized terms not defined herein have the meanings assigned in the Indenture.

In connection with rendering the opinions expressed herein, our engagement has been limited in scope solely to our review of the Base Indenture and the Supplemental Indenture provided to us by Sidley Austin LLP and the Texas Constituent Documents, which have been provided to us by Sidley Austin LLP or obtained from relevant government officials, in each case solely for the purpose of the opinions expressed herein. Except for advising the Texas Entities with respect to indemnification and insurance provisions of the Texas Business Organizations Code, we have not participated in any other matters related to the offering, issuance or sale of the New Notes and Guarantees, including, without limitation, the development or preparation of any offering memorandum or circular, registration statement, prospectus, prospectus supplement or other disclosure document, or any agreement, instrument or document related to any of the foregoing. We have not reviewed any documents other than the Base Indenture and the Supplemental Indenture and the Texas Constituent Documents and, in particular, we have not reviewed any document (other than the Base Indenture, the Supplemental Indenture and the Texas Constituent Documents) that is referred to in or incorporated by reference into the Base Indenture, the Supplemental Indenture or any Texas Constituent Document. Further, in connection with the opinions expressed herein, we have not communicated directly with the Texas Entities, but only with their counsel, Sidley Austin LLP.

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Thermon Industries, Inc.

December 13, 2010

In rendering the opinions expressed herein, we have (i) examined (a) the Base Indenture, the Supplemental Indenture and the Texas Constituent Documents, and (b) certificates of representatives of the Texas Entities and certificates of public officials, and (ii) as to questions of fact material to the opinions expressed herein, and as to factual matters arising in connection with our examination of the aforesaid materials, relied, to the extent we deemed appropriate, upon the factual representations and warranties contained in the Base Indenture, the Supplemental Indenture and the Texas Constituent Documents, in certificates, communications, instruments, agreements and documents delivered in connection therewith and upon certain facts stated elsewhere herein. Except for the foregoing examinations, we have conducted no independent factual investigation but rather have relied upon the Base Indenture, the Supplemental Indenture and the Texas Constituent Documents, the statements and information set forth therein and the additional factual or informational matters recited or assumed herein, all of which we have assumed to be true, complete and accurate.

In making such examination and in such reliance, we have assumed (i) the authenticity and completeness of all records, certificates, instruments, agreements and other documents submitted to us as originals, (ii) the conformity to authentic original records, certificates, instruments, agreements and other documents of all copies submitted to us as copies, (iii) the legal capacity of each natural person identified in, or indicated as having executed, any of those records, certificates, instruments, agreements and other documents, (iv) the genuineness of all signatures on all such records, certificates, instruments, agreements and other documents, (v) copies of the Base Indenture and the Supplemental Indenture presented to us prior to delivery of this letter as the final and complete executed copies of such documents are the final and complete executed copies of such document, (vi) the due execution and delivery by all parties thereto (except to the extent set forth in paragraph 3 below) of the Base Indenture and the Supplemental Indenture, and (vii) the enforceability of the Base Indenture and the Supplemental Indenture against all parties thereto.

Based upon the foregoing and in reliance thereon, and subject to and qualified by the assumptions, qualifications, limitations and exceptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. Each Texas Entity is validly existing as a corporation in good standing under the laws of the State of Texas.

2. The execution and delivery by each Texas Subsidiary of the Supplemental Indenture and its Guarantee, and the performance by each Texas Subsidiary of its obligations pursuant to the Supplemental Indenture and its Guarantee, are within such Texas Subsidiary’s corporate power and authority and have been duly authorized by all necessary corporate action on its part.

3. The execution and delivery by the Issuer of the Supplemental Indenture and the New Notes, and the performance by the Issuer of its obligations pursuant to the Supplemental Indenture and the New Notes, are within the Issuer’s corporate power and authority and have been duly authorized by all necessary corporate action on its part.

4. The Supplemental Indenture has been duly executed and delivered by each Texas Entity.

Thermon Industries, Inc.

December 13, 2010

The foregoing opinions expressed herein are further subject to, and qualified by, the following assumptions, exceptions, qualifications and limitations:

A. The opinions expressed herein are limited exclusively to the internal laws of the State of Texas. References herein to such laws, statutory laws, rules and regulations, in addition to other limitations set forth herein, are (i) limited to laws that are normally applicable to the transactions of the type contemplated by the Base Indenture and the Supplemental Indenture and the opinions expressed herein, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws, and (ii) exclusive of, and without regard to antitrust, taxation and securities laws.

B. In rendering the opinions expressed in paragraph 1 above relating to existence and good standing of the Texas Entities, we have relied solely upon a review of certificates of public officials as follows: (i) Certificates of State of Texas, Secretary of State dated December 9, 2010 (Texas existence) with respect to each of the Texas Entities; and (ii) Certificates of the Office of the Comptroller of Public Accounts of the State of Texas dated December 10, 2010 (Texas good standing) regarding each of Issuer, THTSI, TMC, and THTS.

This opinion is limited to the matters stated herein and is given solely in connection with your registration statement on Form S-4 filed with the Securities Exchange Commission (the “Registration Statement”). The opinions expressed herein may be relied upon by your counsel, Sidley Austin LLP in connection with its opinion filed as an exhibit to your Registration Statement regarding the validity of the securities being registered. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters”. The opinions expressed herein are as of the date hereof or, to the extent a reference to a certificate or other document dated another date is made herein, to such date.

                Very truly yours,

                /s/ Fulbright & Jaworski L.L.P.

                Fulbright & Jaworski L.L.P.

ANNEX A

TO OPINION LETTER OF FULBRIGHT & JAWORSKI L.L.P. DATED DECEMBER 13, 2010

Listing of Documents

1. The Base Indenture.

2. The First Supplemental Indenture dated as of April 30, 2010 (the “Supplemental Indenture”), executed by Issuer, the Trustee, Thermon Holdings Corp. and the Texas Subsidiaries.

3. The Articles of Incorporation, as amended, of Issuer certified by the Secretary of State of the State of Texas pursuant to its certificate dated April 9, 2010, and the Officer’s Certificate of Issuer, dated as of December 13, 2010, certifying that such Articles of Incorporation, as amended, is a true and complete copy of the Articles of Incorporation of Issuer, has not been amended and is in full force and effect, in each case as of December 13, 2010.

4. The Articles of Incorporation, as amended, of THTSI certified by the Secretary of State of the State of Texas pursuant to its certificate dated April 12, 2010, and the Officer’s Certificate of THTSI, dated as of December 13, 2010, certifying that such Articles of Incorporation, as amended, is a true and complete copy of the Articles of Incorporation of THTSI, has not been amended and is in full force and effect, in each case as of December 13, 2010.

5. The Articles of Incorporation, as amended, of TMC certified by the Secretary of State of the State of Texas pursuant to its certificate dated April 12, 2010, and the Officer’s Certificate of TMC, dated as of December 13, 2010, certifying that such Articles of Incorporation, as amended, is a true and complete copy of the Articles of Incorporation of TMC, has not been amended and is in full force and effect, in each case as of December 13, 2010.

6. The Articles of Incorporation, as amended, of THTS certified by the Secretary of State of the State of Texas pursuant to its certificate dated April 12, 2010, and the Officer’s Certificate of THTS, dated as of December 13, 2010, certifying that such Articles of Incorporation, as amended, is a true and complete copy of the Articles of Incorporation of THTS, has not been amended and is in full force and effect, in each case as of December 13, 2010.

7. The Bylaws of Issuer, and the Officer’s Certificate of Issuer, dated as of December 13, 2010, certifying that the copy of the Bylaws attached thereto is a true and complete copy of the Bylaws of Issuer, has not been amended and is in full force and effect, in each case as of December 13, 2010.

8. The Bylaws of THTSI, and the Officer’s Certificate of THTSI, dated as of December 13, 2010, certifying that the copy of the Bylaws attached thereto is a true and complete copy of the Bylaws of THTSI, has not been amended and is in full force and effect, in each case as of December 13, 2010.

9. The Bylaws of TMC, and the Officer’s Certificate of TMC, dated as of December 13, 2010, certifying that the copy of the Bylaws attached thereto is a true and complete copy of the Bylaws of TMC, has not been amended and is in full force and effect, in each case as of December 13, 2010.

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10. The Bylaws of THTS, and the Officer’s Certificate of THTS, dated as of December 13, 2010, certifying that the copy of the Bylaws attached thereto is a true and complete copy of the Bylaws of THTS, has not been amended and is in full force and effect, in each case as of December 13, 2010.

11. Resolutions of the Board of Directors of Issuer, and the Officer’s Certificate of Issuer, dated as of December 13, 2010 certifying that the Resolutions attached thereto have been duly and properly passed by the Board of Directors of Issuer, have not been amended and are in full force and effect, in each case as of December 13, 2010.

12. Resolutions of the Board of Directors of THTSI, and the Officer’s Certificate of THTSI, dated as of December 13, 2010 certifying that the Resolutions attached thereto have been duly and properly passed by the Board of Directors of THTSI, have not been amended and are in full force and effect, in each case as of December 13, 2010.

13. Resolutions of the Board of Directors of TMC, and the Officer’s Certificate of TMC, dated as of December 13, 2010 certifying that the Resolutions attached thereto have been duly and properly passed by the Board of Directors of TMC, have not been amended and are in full force and effect, in each case as of December 13, 2010.

14. Resolutions of the Board of Directors of THTS, and the Officer’s Certificate of THTS, dated as of December 13, 2010 certifying that the Resolutions attached thereto have been duly and properly passed by the Board of Directors of THTS, have not been amended and are in full force and effect, in each case as of December 13, 2010.

15. Officer’s Certificate of Issuer dated as of December 13, 2010, certifying as to the incumbency and specimen signatures of the officers of Issuer executing the documents to which it is a party, as of December 13, 2010.

16. Officer’s Certificate of THTSI dated as of December 13, 2010, certifying as to the incumbency and specimen signatures of the officers of THTSI executing the documents to which it is a party, as of December 13, 2010

17. Officer’s Certificate of TMC dated as of December 13, 2010, certifying as to the incumbency and specimen signatures of the officers of TMC executing the documents to which it is a party, as of December 13, 2010.

18. Officer’s Certificate of THTS dated as of December 13, 2010, certifying as to the incumbency and specimen signatures of the officers of THTS executing the documents to which it is a party, as of December 13, 2010.

Certain Additional Defined Terms

“Texas Constituent Documents” means, collectively, the documents identified in paragraphs 3 through 18 above.

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